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                                                                   EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Lear Corporation (formerly known as Lear Seating Corporation) Registration Statement on Form S-8 of our report dated August 8, 1995, relating to the consolidated financial statements of Masland Corporation as of June 30, 1995 and July 1, 1994 and for the three years in the period ended June 30, 1995, which appears on page 3 of Lear Corporation's Form 8-K dated June 27, 1996.

/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Philadelphia, PA
August 20, 1996